Exhibit 10.30
INTRODUCING BROKER AGREEMENT
Between GAIN Capital Group, LLC And [YOUR COMPANY]
This Agreement is between Your Company (“Your Company”) whose office is located at                                          and GAIN Capital Group, LLC, (“GAIN Capital”), a Limited Liability Company formed under the laws of Delaware with an office located at 550 Hills Drive, Bedminster, NJ 07921.
1. REPRESENTATIONS AND WARRANTIES. GAIN Capital and Your Company each represent and warrant that:
a.	Each is duly organized and validly exists under the applicable laws of the jurisdiction of their organization;

b.	Execution and delivery of this Agreement and all contracts and other transactions contemplated hereunder and performance of all obligations contemplated under this Agreement and all contracts and other transactions contemplated hereunder have been duly authorized by their respective organizations;

c.	All persons executing and delivering this Agreement and all contracts and other transactions contemplated hereunder for or on behalf of GAIN Capital and Your Company have been duly authorized by their respective organizations to do so;

d.	All persons performing the obligations contemplated under this Agreement have been duly authorized by their respective organizations to do so;

e.	Execution and delivery by Your Company and GAIN Capital of this Agreement and all contracts and other transactions contemplated hereunder, performance of all of Your Company’s and GAIN Capital’s obligations contemplated under this Agreement, and any contract or other transaction contemplated hereunder, will not violate any statute, rule, regulation, ordinance, charter, by-law or policy applicable to said organizations.
2. AGREEMENT DATE [Date]
3. YOUR COMPANY ORIGINATED CUSTOMER. For purposes of this Agreement, Your Company Originated Customers will include all clients identified as Your Company clients as determined from the GAIN Capital Customer Application. Your Company Originated Customer does not include any GAIN Capital Customer accessed through any other sourcing method.
4. SERVICES TO BE PROVIDED.
Payment for Order Flow
GAIN Capital will pay Your Company USD _____ per million round trip base currency unit transaction executed by Your Company Originated Customers through GAIN Capital. All volume calculations will begin the first trading day of each calendar month and end the last trading day of each calendar month. GAIN Capital will make these payments for trade order flow during the initial term of the Agreement between GAIN Capital and Your Company, provided that both Your Company and GAIN Capital honor all terms and conditions of the Agreement.
Control Account
Upon receipt of a completed and executed GAIN Capital Customer Application in the name of YOUR COMPANY , GAIN Capital will establish a Control Account in Your Company’s name to hold payments made to Your Company by GAIN Capital according to the payment for order flow instructions set forth above. GAIN Capital will post all such payments to Your Company’s Control Account no later than the fifteenth of each month representing payment for order flow earned in the preceding calendar month.
Monthly Reporting
GAIN Capital will provide Your Company a monthly report, electronically or otherwise, detailing the total number of Your Company Originated Customers, total transaction volume per customer, and total, if any, earned payments for the reporting period.

Withdrawal Requests
Funds are held in Your Company’s Control Account until GAIN Capital receives a withdrawal request. All withdrawal requests must be in writing and submitted to GAIN Capital by fax to +1.908.842.0274. Withdrawal requests are normally processed within two (2) business days of receipt. Customer and bank account information MUST match the information provided on Appendix A of this Agreement. GAIN will not make or receive payment via third party. At this time, there is no fee for withdrawal requests via check. Withdrawal requests via wire transfer will be charged GAIN Capital’s normal wiring fee, which will be deducted directly from the withdrawal amount.
Partner Service Levels
A.	Service Level Qualifications
1.	Premier
a.	Entry Service Level
2.	Gold
a.	Volume of 25M to 300M per month or

b.	100 Active Accounts per quarter
3.	Platinum
a.	Volume of 301M to 750M per month or

b.	250 Active Accounts per quarter
4.	Black
a.	Volume of over 751M per month or

b.	500 Active Accounts per quarter
B.	General Parameters
1.	A all figures are based on sustained quarterly performance averages (90-Days)

2.	A client may opt into a higher services level but most meet the service level qualifications after a 90-Day evaluation period.

3.	If a client opts into a higher service level and after 90-days does not meet selected service level requirements the clients control account will be debited by the amount of IB paid on volume equal to 1/2 the amount of the shortfall.
C.	Services Included & IB shortfall example
1.	Please see Appendix B below
5. CHANGE IN QUOTING CONVENTIONS. GAIN Capital reserves the right to alter these payments in the event of a substantial change in market levels or quoting conventions from those currently in place on the date both parties have duly executed this Agreement. GAIN Capital will immediately notify Your Company in writing of such a change and if such change remains in effect one month after such notification, GAIN Capital may alter these payments. In the event GAIN Capital alters Agreement, payment amounts or terms, it will notify Your Company in writing and Your Company will have thirty (30) days to respond. If Your Company declines to accept GAIN Capital’s altered payments, this Agreement will terminate immediately.
6. MINIMUM ACCOUNTS. GAIN Capital will pay for order flow as long as GAIN Capital has at least five funded Your Company Originated Customers.
7. TERM OF AGREEMENT. The initial term of this Agreement shall be for a period of one (1) year commencing on the date both parties have duly executed this Agreement. This Agreement shall automatically renew at the end of each term, unless terminated in writing by either party with reasonable notification following the decision to terminate.
GAIN Capital may, in its sole discretion, cancel this Agreement at any time during the course of this Agreement by providing reasonable notice following the decision to terminate. In the event of termination for any reason, Your Company shall promptly destroy all of the information and materials supplied by GAIN Capital gathered since the negotiation and commencement of this Agreement, or any parts thereof, that may then be in his possession in any form and in any medium.
8. TAXES AND OTHER COSTS. GAIN Capital shall not be responsible for taxes of any kind, nature or description (such as income, sales, use and personal property taxes) levied by any federal, state, county, or city governments that are assessed against Your Company resulting from this Agreement; provided, however, GAIN Capital shall be solely responsible for any and all income, franchise, gross receipts, and like taxes and occupancy, real estate and like taxes levied by any such governments that are assessed or imposed on GAIN Capital for its activities or facilities under this Agreement.

9. RIGHTS AND RESPONSIBILITIES. This Agreement is a non-exclusive arrangement with respect to GAIN Services. Your Company is not authorized to make any representations concerning GAIN Capital or the services to be provided by GAIN Capital hereunder. Your Company agrees to comply with all Commodity Futures Trading Commission (CFTC) regulations and National Futures Association (NFA) compliance rules including, but not limited to, solicitation and sales practices, trading performance statements, risk disclosure, communications with the public, and the use of promotional materials. If and where applicable, GAIN Capital has the right to conduct an audit of Your Company’s website, sales practices and promotional materials to ensure compliance with NFA and CFTC regulations, and YOUR COMPANY agrees to fulfill all requests from GAIN Capital regarding such compliance matters.
Your Company has the right to propose additional parties who are willing to put GAIN Capital’s icons on their site. GAIN Capital agrees to negotiate transaction fees on a case-by-case basis.
If Your Company is an NFA member introducing Customers to Gain Capital and/or Forex.com on a fully disclosed basis, you acknowledge and affirm that Your Company, its principals, employees and/or agents do not and will not utilize and/or compensate any third party unregulated solicitor(s) now or in the future.
All copyright, trademark, trade secret and other intellectual property rights in the GAIN Capital Online Trading System (“Trading System”) shall remain at all times the sole and exclusive property of GAIN Capital and Your Company shall have no right or interest in the Trading System. Your Company acknowledges that the Trading System is confidential to GAIN and has been developed through the expenditure of substantial skill, time, effort and money. Your Company will not publish, distribute, or otherwise make information available to third parties any information derived from or relating to the Trading System without the prior written approval of GAIN Capital. Your Company will not copy, modify, de-compile, reverse engineer, or make derivative works of the Trading System or in the manner in which it operates.
10. ARBITRATION. This Agreement is governed by, and shall be construed in accordance with the laws of the State of New York, United States of America without giving effect to any conflict of laws doctrine that would interfere with or prevent the application of this provision. With respect to any suit, action or proceeding (“Proceeding”) relating to this Agreement, Your Company irrevocably (i) submits to the exclusive jurisdiction of the State and federal courts located in the Borough of Manhattan, State of New York; (ii) agrees to service of process in any legal proceeding by sending copies thereof by registered or certified mail, if practicable (postage prepaid) to the other party at the address set forth in this Agreement; (iii) waives any objection which it may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding have been brought in an inconvenient forum; and (iv) further waives the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such party. Alternatively, at the option of either GAIN Capital or Your Company, any proceeding hereunder may be submitted for arbitration before the American Arbitration Association at either their New York or New Jersey Office. Voiding of any clause of this Agreement by a court of competent jurisdiction shall not void the entire agreement and shall apply only to the specific clause.
11. LIMITATION OF LIABILITY. GAIN Capital will not held liable for any special, indirect, consequential, punitive or incidental damages arising from a breach or alleged breach of this Agreement, however caused and under any theory of liability (including negligence), even if such party has been advised of the possibility of such damages.
12. NOTICES. Any notice to be given under this Agreement shall be in writing, and shall be deemed to have been given, made or sent when mailed by registered or certified mail, return receipt requested. Any such notice shall be addressed to the parties at their addresses set forth above.
13. ENTIRE AGREEMENT. The parties acknowledge that no representations or statements not contained herein have been made by any of them regarding any present intention or concerning any term or provision of this Agreement or the Service. The provisions hereof constitute the entire Agreement between the parties and supersede all prior Agreements, oral or written and all other considerations between them relating to the subject matter hereof.
14. NO ORAL MODIFICATION. This Agreement shall not be modified, altered, terminated, or canceled, except by an instrument in writing signed by all of the parties hereto.
15. CHOICE OF LAW. This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the laws of the State of New York, applicable to agreements signed and to be wholly performed within the said State. The remedies available to the parties to enforce this Agreement shall be cumulative and shall include equitable remedies. The failure to act upon any breach or default hereunder shall not be deemed a waiver or approval thereof, nor shall the taking of any remedy be deemed a waiver of any other remedy available.
16. TERMINATION. If either party is in default of its obligations under this Agreement and such default continues for thirty (30) days after written notice is given by the party not in default, such non-defaulting party may (in additional to all other rights and remedies provided in this Agreement or by law) terminate this Agreement.
17. MISCELLANEOUS. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. Your Company will not assign this Agreement without the prior written consent of GAIN Capital. Your Company expressly consents to the assignment of this Agreement by GAIN Capital to any successors or purchasers of the whole or any part of its business and expressly consents to be bound by all terms herein to any such successors or purchasers.
In the event any part of this Agreement should be held to be invalid by any Court or Tribunal of competent jurisdiction, or such court or tribunal should restrain the compliance with or the enforcement of any part, the remainder of this Agreement shall not be affected thereby, and shall continue in full force and effect.
18. CONFIDENTIALITY. The terms and conditions of this Agreement are considered confidential and as such, the details should only be discussed between the two parties involved.

Your Company	GAIN Capital Group, LLC

By:	By:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

Appendices:
Appendix A: Payment Instructions

Appendix B: Partner Services Provided

Appendix C: Promotional Material

APPENDIX A

Payment Instructions
Please provide the following information.
For payments by check:

Name:

Address:

City, State, Country:

Telephone Number:

For payments by wire:

Bank Name

US Intermediary Bank (required for int’l transfers)

ABA # or Swift Code

Bank Account #

Bank Address

City, State, Country

Undersigned hereby agrees that all requests to withdrawal funds must be submitted in writing, and will be processed and remitted by GAIN Capital as instructed herein.

Date:

Signature:

Print Name:

Contact Information

Primary Contact:

Title:

Telephone Number:

Email Address:

Technology Contact:
Title:

Telephone Number:

Email Address:

Additional Contact:
Title:

Telephone Number:

Email Address:

Additional Contact:

Title:

Telephone Number:

Email Address:

Additional Contact:
Title:

Telephone Number:

Email Address:

APPENDIX B

Partner Services Provided
I. IB Shortfall Example
     A. Referenced from Partner Services Levels — Section B.3 above
1.	If Service level calls for 25M per month and client does 19M in said month the control account will be debited 3M (1/2 of the 6M shortfall) worth of IB paid per their partner agreement

2.	$75 per million x 3 (as per example) = $225 for shortfall
II.	IB Services Rendered by Service Level

APPENDIX C
Promotional Material
In accordance with Section 9 of this Agreement, all promotional material content used by your company is subject to NFA Compliance Guidelines. GAIN Capital requests you currently inform us of all the promotional material used to solicit customers by completing this Appendix. Kindly continue to update GAIN on an on-going basis of any changes to your present promotional material or the adoption of any new promotional material prior to usage and dissemination to the public.
1.	(a) Do you solicit Forex customers, directly or indirectly by way of a website? If yes, kindly provide the URL to your website:

(b) If you maintain more than one website utilized to solicit Forex customers, directly or indirectly, please disclose additional websites:

2.	Provide contact information for the appropriate individual to be contacted by GAIN for any potential comments and/or changes concerning promotional material.

Contact name:

Phone Number:

E-mail address:

3.	Do you employ other forms of advertising other than website(s)? (i.e. print ads, radio spots, tv commercials, seminars, cold calling, etc.)

4.	Do you plan to solicit US clients or only Non-US? Please disclose target markets by geographical region. ☐ US ☐ NON US ☐ BOTH

If NON US, Please disclose geographical region

5.	Are you currently registered with any regulatory agency, including but not limited to: CFTC, NFA, SEC, NASD? If yes, specify the agency and provide identification number(s).

6.	Do you have any 3rd party solicitors not directly employed by your company soliciting customers on your company’s behalf for forex services and products? If yes, please disclose each individual 3rd party solicitor/entity.

7.	If you have answered “No” to Item #1 and #3 above, please indicate the manner or method you plan to use in soliciting accounts:

8.	Did you at any point hold an Introducing Broker and/or Authorized Trader relationship with another Forex Dealer Member? If yes, please indicate the firm and whether the relationship is still active. If the relationship is no longer active, indicate the reasons for leaving and the dates reflecting when the relationship first commenced and when it effectively ended.

9.	Please affirm by initialing below you are not currently holding a Guaranteed Introducing Broker relationship with another Futures Commission Merchant (“FCM”) or have any intention of pursuing such a relationship. Please be advised this type of relationship with another FCM would service as immediate grounds for termination of this Agreement.

Initials:
By signing below, you formally acknowledge you have read and understood this Appendix to the Agreement and all its content.

Signature:

Name:

Title: